American Century Variable Portfolios, Inc.
                                                 Rule 10f-3 trades
                                                  Exhibit 77-O
                                          For the six months ending 6/30/2003

Fund        Issuer       Ticker   Principal Amount (US$) Amount PurchaseTrade$Date   Price     UnderwriterUnderwriting SpreCurrency
VP ULTRA    XTO Energy   XTO      $ 258,750,000          $  8,212.50    04/16/2003   $18.7500  LEHM       4.000%           USD